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                                                                    EXHIBIT 99.1

                                 (LUMINEX LOGO)

    LUMINEX CORPORATION NAMES RUSSELL W. BRADLEY AS VICE PRESIDENT, BUSINESS
                       DEVELOPMENT AND STRATEGIC PLANNING

           GREGORY GOSCH AND RANDEL MARFIN ASSUME NEW RESPONSIBILITIES


Austin, TX - May 23, 2005 / PRNewswire-FirstCall / -- Luminex Corporation (Nasdaq: LMNX), a developer and manufacturer of proprietary life science and biological testing technologies, today announced that Russell W. Bradley has been named Vice President, Business Development and Strategic Planning. In this role, Mr. Bradley will be responsible for all elements of the Company's strategic partnerships and business development as well as strategic planning. Mr. Bradley brings over 17 years of industry experience in business development, strategic marketing and sales management in both the life sciences and diagnostics markets to Luminex. Mr. Bradley has held a number of positions during his career, virtually all with Beckman Coulter, Inc. He served most recently as Director of Beckman Coulter CARES Initiative and previously as Director of Market and Commercial Development for Beckman Coulter. Mr. Bradley has a Bachelor of Science degree in Immunology and Biochemistry from Monash University, Melbourne, Victoria, Australia.

Patrick J. Balthrop, Chief Executive Officer and President of Luminex commented, "The addition of Russell Bradley to the Luminex management team is a significant step forward for Luminex. The Company will immediately benefit from Russell's experience and extensive industry knowledge, and the impact on the Company will be valuable for years to come. He is the ideal choice to lead the expansion of our business development efforts and strategies."

Luminex Corporation also announced today two related executive appointments. Gregory J. Gosch has been named Vice President Marketing and Sales and will assume responsibility for sales. Randel S. Marfin has been named to the new position of Vice President, Luminex Bioscience Group, and will assume responsibility for the development of additional assay and content applications for partners and laboratory customers on the Luminex instrument platform.

Mr. Balthrop commented, "Luminex is dedicated to providing the ideal solutions to our partners and customers. These appointments reflect the importance of both our partner relationships and the role that bioscience application expansion will play in the Company's future long term."

Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company's xMAP(R) system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company's xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP can be obtained on the Internet at http://www.luminexcorp.com.


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Statements made in this release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex's products, the Company's dependence on strategic partners for development, commercialization and distribution of products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, Luminex's ability to scale manufacturing operations, potential shortages of components, competition, the timing of regulatory approvals and any modification of the Company's operating plan in response to its ongoing evaluation of its business, as well as the risks discussed under the heading "Risk Factors" in Luminex's Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:      Harriss T. Currie
              Vice President, Finance
              Chief Financial Officer
              512.219.8020
              hcurrie@luminexcorp.com